                                                           Exhibit No. EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective  Amendment to the
Registration  Statement on Form N-1A of The Barrett  Funds and to the use of our
report  dated  August  13,  2007  on  the  financial  statements  and  financial highlights of Barrett Growth Fund, a series of shares of The Barrett Funds. Such financial  statements and financial  highlights appear in the 2007 Annual Report to  Shareholders  which is  incorporated  by  reference  into the  Statement  of
Additional Information.

                                                     /s/TAIT, WELLER & BAKER LLP
                                                     TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2007